Exhibit 10.5

CONSULTING AGREEMENT

By and Between:
ACTIVECARE, INC.
a Delaware corporation
(the "Company")
and
ADP MANAGEMENT CORPORATION
a Utah corporation
(the "Consultant")

September 23, 2015

TABLE OF CONTENTS
Page
1.            ENGAGEMENT.
(a)            Services
(b)            Performance of the Services.
(c)            No Conflict of Interest
2.            INDEPENDENT CONTRACTOR RELATIONSHIP
3.            COMPENSATION
(a)            Consulting Fee
(b)            Expenses
4.            TERM AND TERMINATION.
(a)            Term.
(b)            Termination
(c)            Effect of Termination
5.            CONFIDENTIALITY.
(a)            Confidential Information
(b)            Restrictions on Use
(c)            Exclusions
(d)            Equitable Relief
(e)            Return of Materials
(f)            Disclaimer
6.            WARRANTIES
7.            DELIVERABLES
8.            INDEMNIFICATION
9.            MISCELLANEOUS.
(a)            Entire Agreement
(b)            Severability
(c)            Governing Law
(d)            Jurisdiction and Venue
(e)            WAIVER OF JURY TRIAL
(f)            Fees and Costs
(g)            Waiver
(h)            Modification
(i)            Assignment
(j)            Remedies
(k)            Notices
(l)            Construction
(m)            Exhibits
(n)            Counterparts
(o)            Relationship of Parties
(p)            Parties in Interest
* * * * *

CONSULTING AND AGREEMENT
THIS CONSULTING AGREEMENT ("Agreement") is entered into this 23rd day of September, 2015 and effective as of the _____ day of _____________, 2015 (the "Effective Date"), by and between ActiveCare, Inc., a Delaware corporation (the "Company"), and ADP Management Corporation, a Utah corporation (the "Consultant").
RECITALS
A.            The Company is in the business of marketing health monitoring and related products.
B.            Consultant, has provided the Company and its affiliates with certain consulting services (collectively, the "Services"), and the Company desires to continue to receive such services subject to the terms and conditions set forth herein.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual covenants, agreements and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1.            Engagement.
(a)            Services.  The Company hereby engages the Consultant to perform the Services, as more particularly set forth on Exhibit A attached hereto (as such exhibit may be amended or supplemented pursuant to the terms of the Agreement from time to time), and the Consultant hereby accepts such engagement and agrees to provide the Services.  The Consultant and the Company will mutually agree upon the method, details and means of performing the Services.  For purposes of this Agreement, Consultant has designated Mr. David G. Derrick, as Consultant's representative to undertake the day-to-day administration and management hereunder on behalf of Consultant.
(b)            Performance of the Services.
(i)            For each month during the Term (as defined below), the Consultant commits to dedicate its best efforts to render the Services, provided, that the Consultant shall work as many hours as may be reasonably necessary to timely render the Services pursuant to this Agreement.
(ii)            The Consultant shall render to the Company and certain of its affiliates the Services in a timely and professional manner consistent with industry standards, in accordance with this Agreement.
(iii)            If any services, functions or responsibilities not specifically described in this Agreement are required for the proper performance and provision of the Services, they shall be deemed to be included within the scope of Services to the same extent as if specifically described in this Agreement.

(iv)            The Consultant may not subcontract or otherwise delegate its obligations under this Agreement without the Company's prior written consent.  In performing the Services, the Consultant agrees to provide his own personnel, equipment, tools and other materials at his own expense.  In connection with providing the Services, the parties hereby agree that, unless otherwise consented to in writing by the Company, the only person that will render the Services shall be the Consultant.
(v)            The Company shall make its facilities and equipment available to the Consultant as reasonably necessary in connection with the Services.  For any work performed on the Company's or any of its affiliates' premises, the Consultant shall comply with all security, confidentiality, safety and health policies of the Company and such affiliates.
(vi)            Subject to compliance with the Consultant's obligations hereunder, the Consultant shall retain the sole control and discretion to determine the methods by which the Consultant performs the Services and the places at which, the equipment and supplies with which, and the hours during which such Services are to be rendered.
(c)            No Conflict of Interest.  The Consultant agrees during the Term not to, directly or indirectly, on the Consultant's own behalf or in the service or on behalf of others, accept work or enter into any agreement or accept any obligation that is inconsistent or incompatible with the Consultant's obligations under this Agreement or the scope of Services rendered to the Company and its affiliates.  The Consultant represents and warrants that, to the best of his knowledge, there is no other existing agreement or duty on the Consultant's part inconsistent with this Agreement.
2.            Independent Contractor Relationship.  The Consultant's relationship with the Company and its affiliates shall be that of an independent contractor and nothing in this Agreement should be construed to create a partnership, joint venture, agency or employer-employee relationship between the parties.  The Consultant is not the agent of the Company or any of its affiliates and is not authorized and shall not have any authority to make any representation, contract or commitment on behalf of the Company or its affiliates, or otherwise bind the Company or its affiliates in any respect whatsoever.  For the avoidance of doubt, Consultant is not authorized to make any representation, contract or commitment on behalf of the Company or its affiliates for the purchase or sale of natural gas or other hydrocarbons.  Further, except as otherwise specifically provided herein, it is not the intention of this Agreement or of the parties hereto to confer a third party beneficiary right of action upon any third party or entity whatsoever, and nothing in this Agreement shall be construed to confer upon any third party other than the parties hereto a right of action under this Agreement or in any manner whatsoever.  The Consultant (and his employees and agents) shall not be entitled to any of the benefits the Company may make available to its employees, such as group insurance, profit-sharing or retirement benefits.  The Consultant shall be solely responsible for all tax returns and payments required to be filed with or made to any federal, state or local tax authority with respect to the Consultant's performance of the Services and receipt of fees under this Agreement.  The Company may regularly report amounts paid to the Consultant with the Internal Revenue Service as required by law.  Because Consultant is an independent contractor, the Company shall not withhold or make payments for social security, make unemployment insurance or disability insurance contributions, or obtain worker's compensation insurance on the Consultant's (or his employees' or agents') behalf.  The Consultant shall comply with, and agrees to accept exclusive liability for non-compliance with, all applicable state and federal laws, rules and regulations, including, without limitation, obligations such as payment of all taxes, social security, disability and other contributions based on fees paid to the Consultant, his agents or employees under this Agreement.  The Consultant hereby agrees to indemnify, hold harmless and defend the Company against any and all such liability, taxes or contributions, including, without limitation, penalties and interest.

3.            Compensation.
(a)            Consulting Fees.  The Company may, as it deems fit, and from time to time require Consultant to perform Consulting Services to the Company on matters of finance, operations, etc.  For such services the Company agrees to pay the healthcare insurance costs for Mr. Derrick and his assistant.  In addition, the Company will pay consultant $6,000 per month for such consulting services ("Consulting Fee").
(b)            Bonus.  In its role as a financial consultant to the Company, Consultant shall receive a bonus based on funds raised on behalf of the Company pursuit to Consultant's efforts.  The bonus will be calculated as follows:  For funds raised on behalf of the Company, Consultant will receive a bonus equal to the remainder of 15% of the funds raised less payments to third parties owed in regards to said raise (the "Bonus").
(c)            Expenses.  The Company shall reimburse the Consultant for all reasonable travel, lodging, communications, and out-of-pocket expenses incurred by the Consultant in connection with providing the Services; provided any such expenses shall be approved in advance in writing by the Company and shall be reasonably documented.  The Consultant shall submit to the Company, on a monthly basis, an invoice for all expenses incurred during the prior month.  All amounts payable by the Company hereunder shall be due and payable fifteen (15) days from receipt by the Company of such invoice.  If the Company disputes an invoice, it may withhold the disputed portion but shall pay the undisputed portion.
4.            Term and Termination.
(a)            This Agreement shall commence on the Effective Date and continue in effect for an initial period of one (1) year (the "Initial Term").  Thereafter, this Agreement shall automatically renew for additional consecutive one (1) month periods (each, a "Renewal Term"), unless terminated by either party upon at least thirty (30) days written notice to the other party prior to the end of the Initial Term or any Renewal Term.  Notwithstanding the foregoing to the contrary, however, this Agreement shall not terminate until all outstanding debt obligations of the Company payable to Consultant or its affiliates have been paid in full.  For purposes hereof, "Term" means the period commencing on the Effective Date and ending on the termination or expiration of this Agreement.
(b)            Termination.  Notwithstanding Section 4, this Agreement may be terminated in accordance with any of the following:
(i)            Upon the mutual written agreement of the parties, effective on the date so mutually agreed;

(ii)            By either party, effective immediately upon written notice to the other party, if the other party materially breaches any term or provision of this Agreement and fails to cure such breach within ten (10) days after receipt of written notice of the breach;
(iii)            By either party, effective immediately upon written notice thereof, if it becomes illegal or impossible for any party to perform its obligations under the terms of this Agreement for any reason whatsoever; or
(iv)            Automatically upon the first to occur of any of the following events: (A) the bankruptcy or insolvency of either party; (B) the sale of all or substantially all of the assets of the Company; and (C) the complete liquidation of the Company.
(c)            Effect of Termination.  The termination or expiration of this Agreement shall in no way affect or impair any right which has accrued to either party hereto prior to the date when such termination or expiration became effective. Upon the effective date of any termination or expiration of this Agreement, the Consultant shall immediately cease performing the Services.  The Company shall pay the Consultant for all Services performed up through the date of termination or expiration.  The provisions of Sections 2, 3(b), 5, 6, 7, 8 and 9, and this Section 4(c) shall survive any expiration or other termination of this Agreement.  Termination of this Agreement by either party shall not act as a waiver of any breach of this Agreement and shall not act as a release of either party from any liability for breach of such party's obligations under this Agreement.  Neither party shall be liable to the other for damages of any kind solely as a result of terminating or expiration of this Agreement in accordance with its terms, and termination of this Agreement by a party shall be without prejudice to any other right or remedy of such party under this Agreement or applicable law.
5.            Confidentiality.
(a)            Confidential Information.  By virtue of this Agreement, the Consultant will have access to confidential, proprietary and trade secret information and materials of the Company (or its affiliates, suppliers, vendors, customers or any other third party to whom the Company owes a duty of confidentiality), in whatever form, tangible or intangible, whether disclosed orally, in writing or otherwise, that is provided to the Consultant before or after the execution of this Agreement under circumstances reasonably indicating that it is confidential or proprietary (collectively, the "Confidential Information").  Confidential Information includes, without limitation, any trade secrets and know-how, and any:
(i)            information, ideas or materials of a technical or creative nature, such as inventions, improvements, discoveries, developments, techniques, processes, research and development plans and results, reports, drawings, designs, specifications, works of authorship, data, formulas, files, HTML, computer source and object code, patent applications, and other materials and concepts relating to the Company's business, services, processes or technology;
(ii)            information, ideas or materials of a business nature, such as development plans, marketing and sales plans and forecasts, budgets and unpublished financial statements, and other information regarding finances, profits, costs, marketing, purchasing, sales, operations, policies, procedures, personnel, salaries, customers, suppliers and contract terms;

(iii)            all personal property, including, without limitation, books, manuals, records, files, reports, notes, contracts, lists, blueprints and other documents or materials, or copies thereof, received by the Consultant or prepared for the Company in the course of the Consultant's rendering of Services to the Company; and
(iv)            any other trade secrets, information, ideas or materials of or relating in any way to the past, present, planned or foreseeable business, products, developments, technology or activities of the Company (or its affiliates, employees, licensors, suppliers, vendors, clients, customers or any other third parties to whom the Company owes a duty of confidentiality).
Confidential Information does not include that which (A) is already in the Consultant's possession at the time of disclosure to the Company, (B) is or becomes part of public knowledge other than as a result of any action or inaction of the Consultant, (C) is obtained by the Consultant from an unrelated third party without a duty of confidentiality, or (D) is independently developed by the Consultant other than in connection with this Services.
(b)            Restrictions on Use.  The Consultant shall not use Confidential Information for any purpose other than in furtherance of this Agreement and the activities described herein.  The Consultant shall not disclose Confidential Information to any third parties except as otherwise permitted hereunder.  The Consultant shall maintain Confidential Information with at least the same degree of care it uses to protect its own proprietary information of a similar nature or sensitivity, but no less than reasonable care under the circumstances.  The Consultant shall promptly advise the Company in writing of any misappropriation or misuse of Confidential Information of which the Consultant becomes aware.
(c)            Exclusions.  Notwithstanding the foregoing, this Agreement shall not prevent the Consultant from disclosing Confidential Information to the extent required by a judicial order or other legal obligation, provided that, in such event, the Consultant shall promptly notify the Company to allow intervention (and shall cooperate with the Company) to contest or minimize the scope of the disclosure (including application for a protective order).  Further, the Consultant may disclose the terms and conditions of this Agreement: (i) in confidence, to legal counsel; (ii) in confidence, to accountants; and (iii) in connection with the enforcement of this Agreement or any rights hereunder.
(d)            Equitable Relief.  The Consultant acknowledges that the Company considers the Confidential Information to contain trade secrets and that any unauthorized use or disclosure of such information would cause the Company irreparable harm for which its remedies at law would be inadequate.  Accordingly, the Consultant acknowledges and agrees that the Company will be entitled, in addition to any other remedies available to it at law or in equity, to the issuance of injunctive relief, without bond, enjoining any breach or threatened breach of the Consultant's obligations hereunder with respect to the Confidential Information, and such further relief as any court of competent jurisdiction may deem just and proper.
(e)            Return of Materials.  Upon termination of this Agreement, the Consultant will immediately return to the Company all Confidential Information embodied in tangible (including electronic) form or, at the Consultant's discretion, destroy all such Confidential Information and certify in writing to the Company that all such Confidential Information has been destroyed.

(f)            Disclaimer.  The Company hereby disclaims all warranties of any kind, whether express, implied, statutory or otherwise, with respect to any Confidential Information or other information or materials supplied by the Company to the Consultant hereunder.
6.            Warranties.  The Consultant represents, warrants and covenants to the Company that: (a) the Consultant has the full power and authority to enter into this Agreement and to perform his obligations hereunder, without the need for any consents, approvals or immunities not yet obtained; (b) the Consultant has the right to grant the rights and assignments granted herein, without the need for any assignments, releases, consents, approvals, immunities or other rights not yet obtained; (c) the Services, including, without limitation, any Deliverables (as defined below) required hereunder, shall be free from material errors or other defects and shall substantially conform to any specifications for such Services and/or deliverables; and (d) any deliverables or other materials delivered to the Company or any of its affiliates in connection with this Agreement (the "Deliverables") (and the exercise of the rights granted herein with respect thereto) do not and shall not infringe, misappropriate or violate any patent, copyright, trademark, trade secret, publicity, privacy or other rights of any third party, and are not and shall not be defamatory or obscene.
7.            Deliverables.  The Company is and shall be, the sole and exclusive owner of all rights, title and interest throughout the world in and to the results and proceeds of the Services performed un this Agreement, including but not limited to any Deliverables.  The Consultant hereby agrees that the Deliverables are hereby deemed a "work made for hire" as defined in 17 U.S.C. §101 for the Company.   If, for any reason, any of the Deliverables do not constitute a "work made for hire", the Consultant hereby irrevocably assigns to the Company, in each case without additional consideration, all of his right, title and interest throughout the world in and to the Deliverables.  Any assignment of copyrights under this Agreement includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as "moral rights" (collectively, "Moral Rights").  The Consultant hereby irrevocably waives, to the extent permitted by applicable law, any and all claims you may now or hereafter have in any jurisdiction to any Moral Rights with respect to the Deliverables.  The Consultant hereby acknowledges and agrees that (a) he has no right or license to use, publish, reproduce, prepare derivative works based upon, distribute, perform, or display any Deliverables, and (b) he has no right or license to use the Company's trademarks, service marks, trade names, trade names, logos, symbols or brand names.
8.            Indemnification.  The Consultant shall indemnify and hold harmless, and at the Company's request defend, the Company and its affiliates, successors and assigns (and its and their officers, managers, employees, customers and agents) from and against any and all claims, losses, liabilities, damages, settlements, expenses and costs (including, without limitation, attorneys' fees and court costs) which arise out of or relate to (a) any breach (or claim or threat thereof that, if true, would be a breach) of this Agreement by the Consultant, including, without limitation, any breach or alleged breach of any representation or warranty of the Consultant set forth in Section 6; or (b) any third party claim or threat thereof that the Services (or the exercise of the rights granted herein with respect thereto) infringe, misappropriate or violate any patent, copyright, trademark, trade secret, publicity, privacy or other rights of any third party, or are defamatory or obscene.

9.            Miscellaneous.
(a)            Entire Agreement.  This Agreement is the final, complete and exclusive agreement between the parties relating to the subject matter hereof, and supersedes all prior or contemporaneous discussions, proposals, negotiations, understandings, representations, warranties, promises, agreements and other communications, whether oral or written, between the parties relating to such subject matter and all past courses of dealing or industry customs.
(b)            Severability.  If the application of any provision of this Agreement to any particular facts or circumstances shall for any reason be held to be invalid, illegal or unenforceable by a court, arbitration panel or other tribunal of competent jurisdiction, then (i) the validity, legality and enforceability of such provision as applied to any other particular facts or circumstances, and the other provisions of this Agreement, shall not in any way be affected or impaired thereby, and (ii) such provision shall be enforced to the maximum extent possible so as to effect the intent of the parties.  If, moreover, any provision contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with applicable law.
(c)            Governing Law.  This Agreement is to be construed in accordance with and governed by the internal laws of the State of Utah without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Utah to the rights and duties of the parties.
(d)            Jurisdiction and Venue.  Any legal suit, action or proceeding arising out of or relating to this Agreement shall be commenced in a federal or state court located in the County of Utah, Utah, and each party hereto (i) irrevocably submits to the exclusive jurisdiction and venue of any such court in any such suit, action or proceeding, and (ii) irrevocably waives (to the extent permitted by applicable law) any objection which it now or hereafter may have to the laying of venue of any such action or proceeding brought in any of the foregoing courts in and of the State of Utah, and any objection on the ground that any such action or proceeding in any such court has been brought in an inconvenient forum.
(e)            WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST THE OTHER PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE.  EACH OF THE PARTIES AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT WITHOUT A JURY.  WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF.  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

(f)            Fees and Costs.  The prevailing party or parties in any arbitration, mediation, court action, or other adjudicative proceeding arising out of or relating to this Agreement shall be reimbursed by the party or parties who do not prevail for their reasonable attorneys', accountants', and experts' fees and for the costs of such proceeding.  For purposes of this Section 9(f), "prevailing party" includes, without limitation, a party who agrees to dismiss an action or proceeding upon the other's payment of sums allegedly due or performance of the covenants allegedly breached, or who obtains substantially the relief sought.  The provisions set forth in this Section 9(f) shall survive the merger of these provisions into any judgment.
(g)            Waiver.  The waiver by either party of a breach of or a default under any provision of this Agreement shall not be effective unless in writing and shall not be construed as a waiver of any subsequent breach of or default under the same or any other provision of this Agreement, nor shall any delay or omission on the part of either party to exercise or avail itself of any right or remedy that it has or may have hereunder operate as a waiver of any right or remedy.
(h)            Modification.  No amendment or modification to this Agreement shall be valid or binding upon the parties unless in writing and signed by each party.
(i)            Assignment.  The Consultant acknowledges that the Company has entered into this Agreement on the basis of the particular abilities of the Consultant.  Accordingly, the Company shall be entitled to assign, sell, transfer, delegate or otherwise dispose of, whether voluntarily or involuntarily, by operation of law or otherwise, this Agreement and any of its rights or obligations of this Agreement, but the Consultant shall not and shall not have the right to assign, sell, transfer, delegate or otherwise dispose of, whether voluntarily or involuntarily, by operation of law or otherwise, this Agreement or any of its rights or obligations under this Agreement without the prior written consent of the Company.  Except as provided herein, any purported assignment, sale, transfer, delegation or other disposition by the Consultant, except as permitted herein, shall be null and void.  Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns.
(j)            Remedies.  All rights and remedies hereunder shall be cumulative, may be exercised singularly or concurrently and, unless otherwise stated herein, shall not be deemed exclusive.
(k)            Notices.  All notices, invoices, payments, and other communications made under this Agreement (each, a "Notice") shall be in writing and sent to the appropriate party at the address set forth for such party on the signature page below, or at such other address as such party may designate by ten (1) days  advanced Notice to the other party in accordance with this Section 9(k).  Notice shall be given when received on a business day by the addressee.  In the absence of proof of the actual receipt date, the following presumptions will apply: (i) Notices sent by electronic means, including facsimile and electronic mail shall be deemed to have been received upon the sending Party's receipt of its confirmation of successful transmission, such as facsimile machine's confirmation or the "return receipt requested" function for electronic mail, provided, that if the day on which such electronic communication is received is not a business day or is after five (5:00) p.m. local time at the recipient party's address to where deliver is made, then such electronic communication shall be deemed to have been received on the next following business day; (ii) Notice sent by overnight mail or courier shall be deemed to have been received on the next business day after it was sent or such earlier time as confirmed by the receiving party or courier; and (iii) Notice sent by first class mail, postage prepaid, shall be deemed received five (5) business days after mailing.

(l)            Construction.  The captions and section and paragraph headings used in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement.  The construction of this Agreement shall not take into consideration the party who drafted or whose representative drafted any portion of this Agreement, and no canon of construction shall be applied that resolves ambiguities against the drafter of the document.
(m)            Exhibits.  All Exhibits attached hereto are hereby incorporated by reference into, and made a part of, this Agreement.
(n)            Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement, but all of which together shall constitute one and the same instrument.  This Agreement may be executed and delivered by facsimile, or by email in portable document format (.pdf) and delivery of the executed signature page by such method will be deemed to have the same effect as if the original signature had been delivered to other the parties.
(o)            Relationship of Parties.  This Agreement shall not be construed as creating an agency, partnership, joint venture or any other form of association, for tax purposes or otherwise, between the parties, and the parties shall at all times be and remain independent contractors.  Except as expressly agreed by the parties in writing, neither party shall have any right or authority, express or implied, to assume or create any obligation of any kind, or to make any representation or warranty, on behalf of the other party or to bind the other party in any respect whatsoever.
(p)            Parties in Interest.  Except as otherwise specifically provided herein to the contrary, nothing in this Agreement shall confer any rights or remedies under or by reason of this Agreement on any person other than the parties hereto and their respective permitted successors and assigns nor shall anything in this Agreement relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third person any right of subrogation or action over or against any party to this Agreement.  The parties hereby designate the Company's affiliates who are the recipient of the Services as third party beneficiaries hereto with the right to enforce the terms hereof.
[SIGNATURES TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Consulting Agreement as of the date first written above.
"COMPANY"

ACTIVECARE, INC.,
a Delaware corporation

By:
Name:
Title:

Address:	1365 West Business Park Drive
Orem, UT 84058
Attn:  James Dalton
Telephone:  877-219-6050
Facsimile: 855-864-2511
Email:  jim@activecare.com

"CONSULTANT"

ADP Management Corporation
a Utah corporation

By:

Its:

Address:	1401 North 1075 West
Suite 240
Farmington, UT 84025
Telephone:  801-451-5742
Facsimile: 801-451-5736
Email: dderrick@connect2.com
SIGNATURE PAGE
TO THE
CONSULTING AGREEMENT

EXHIBIT A
DESCRIPTION OF THE SERVICES
1.            Any services reasonably requested by the Company that are necessary or useful for the operation and growth of the Business.
2.            Providing advice and assistance regarding the Company's and its affiliates' businesses, including without limitation, developing business plans, making introductions to potential customers and/or suppliers, identifying qualified employees and other service providers, meeting with the Company's and its affiliates' respective managers, officers, employees, agents, investors and other financial sources, and other service providers regarding the business, prospects and affairs of the Company and its affiliates.